UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2020

ACAMAR PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Brickell Avenue, Suite 2130

Miami, Florida 33131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (786) 264-6680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	ACAMU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	ACAM	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	ACAMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2020, the board of directors (the “Board”) of Acamar Partners Acquisition Corp., a Delaware corporation (the “Company”), appointed James E. Skinner as a Class I director of the Company. Mr. Skinner was appointed as a member of the Company’s Audit Committee and Compensation Committee. Mr. Solorzano no longer serves as a member of the Company’s Audit Committee. The Board has determined that Mr. Skinner qualifies as an independent director under rules of the Nasdaq Stock Market.

Mr. Skinner has held various senior management positions with Neiman Marcus Group, Inc. and its related and predecessor companies from June 2001 until his retirement in February 2016, including serving as Vice Chairman between July 2015 and February 2016, Executive Vice President, Chief Operating Officer and Chief Financial Officer between October 2010 and July 2015, and serving as Executive Vice President and Chief Financial Officer from 2007 to 2010. Mr. Skinner served as Senior Vice President and Chief Financial Officer of CapRock Communications Corp. in 2000 and from 1991 until 2000, Mr. Skinner served in several positions with CompUSA Inc., including Executive Vice President and Chief Financial Officer beginning in 1994. Mr. Skinner also served as a partner with Ernst & Young from 1987 until 1991. Mr. Skinner serves on the board of directors of (i) Fossil Group, Inc. (NASDAQ:FOSL), a global design, marketing and distribution company of consumer fashion accessories, (ii) Hudson Ltd. (NYSE: HUD), one of the largest travel retailers in North America, and (iii) Ares Commercial Real Estate Corporation (NYSE: ACRE), a specialty finance company that originates and invests in commercial real estate loans and related investments. Mr. Skinner holds a B.B.A. from Texas Tech University and is a certified public accountant in Texas. Mr. Skinner provides the Board with extensive leadership experience obtained from his service as a chief financial officer of large organizations and his extensive knowledge in accounting, finance, capital markets, strategic planning and risk management.

No family relationships exist between Mr. Skinner and any other directors or executive officers of the Company. There are no arrangements between Mr. Skinner and any other person pursuant to which Mr. Skinner was nominated as a director of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Skinner has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACAMAR PARTNERS ACQUISITION CORP.

	By:	/s/ Joseba Asier Picaza Ucar
Name: Joseba Asier Picaza Ucar
Title: Chief Financial Officer and Secretary

Dated: February 20, 2020